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                        SAMPLE DOCUMENT NOT FOR EXECUTION

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                            GLOBAL CUSTODY AGREEMENT

    This AGREEMENT is effective ____________, 2001, and is between THE CHASE MANHATTAN BANK ("Bank") and AXA PREMIER FUNDS TRUST (the "Trust") on behalf of each of the portfolios (each a "Portfolio") designated on Schedule C (each individually, the "Customer").

1.  CUSTOMER ACCOUNTS.

    Bank, acting as "Securities Intermediary" (as defined in Section 15(g) hereof) shall establish and maintain the following accounts ("Accounts") on behalf of each Portfolio:

    (a) a Custody Account (as defined in Section 15(b) hereof) in the name of Customer for Financial Assets, which shall, except as modified by Section 15(d) hereof, mean stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by Bank or its Subcustodian (as defined in Section 3 hereof) for the account of Customer, including as an "Entitlement Holder" as defined in Section 15(c) hereof); and

    (b) an account in the name of Customer ("Deposit Account") for any and all cash in any currency received by Bank or its Subcustodian for the account of Customer, which cash shall not be subject to withdrawal by draft or check.

    Customer warrants its authority to: 1) deposit the cash and Financial Assets (collectively "Assets") received in the Accounts and 2) give Instructions (as defined in Section 11 hereof) concerning the Accounts. Bank may deliver Financial Assets of the same class and denomination in place of those deposited in the appropriate Custody Account.

    Upon written agreement between Bank and Customer, additional Accounts may be established and separately accounted for as additional Accounts hereunder.

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2.  MAINTENANCE OF FINANCIAL ASSETS AND CASH AT BANK AND SUBCUSTODIAN LOCATIONS.

    Unless Instructions specifically require another location acceptable to
Bank:

    (a) Financial Assets shall be held in the country or other jurisdiction in which the principal trading market for such Financial Assets is located, where such Financial Assets are to be presented for payment or where such Financial Assets are acquired; and

    (b) Cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

    Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and Bank can comply with such Instructions, Bank is authorized to maintain cash balances on deposit for Customer with itself or one of its "Affiliates" at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as Customer may direct, if acceptable to Bank. For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, Bank, provided that Affiliates will qualify as Eligible Foreign Custodians pursuant to Rule 17f-5 under the Investment Company Act of 1940, as amended ("1940 Act") if holding Foreign Assets as defined by that rule.

    If Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by Bank and Customer.

3.  SUBCUSTODIANS AND SECURITIES DEPOSITORIES.

    Bank may act hereunder through the subcustodians listed in Schedule A hereof with which Bank has entered into subcustodial agreements ("Subcustodians"). Customer authorizes Bank to hold Assets in the Accounts in accounts which Bank has established with one or more of its branches or Subcustodians, in conformity with all applicable requirements of Rule 17f-5 under the 1940 Act. Bank and Subcustodians are authorized to hold any of the Financial Assets in their account with any securities depository in which they participate.

    Bank reserves the right to add new, replace or remove Subcustodians. Customer shall be given notice as soon as reasonably possible by Bank of any amendment to Schedule A. Upon request by Customer, Bank shall identify the name, address and principal place of business of any Subcustodian of Customer's Assets and the name and


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address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

4.  USE OF SUBCUSTODIAN.

    (a) Bank shall identify the Assets on its books as belonging to Customer.

    (b) A Subcustodian shall hold such Assets together with assets belonging to other customers of Bank in accounts identified on such Subcustodian's books as custody accounts for the exclusive benefit of customers of Bank.

    (c) Assets held by Bank or a Subcustodian in a Custody Account shall be segregated at all times from Bank's or Subcustodian's proprietary assets, and on Bank's or Subcustodian's records segregated from the assets of any other account holder for which Bank or Subcustodian serves as custodian in any other capacity. Any Financial Assets in the Accounts held by a Subcustodian shall be subject only to the instructions of Bank or its agent. Any Financial Assets held in a securities depository for the account of a Subcustodian shall be subject only to the instructions of such Subcustodian.

    (d) Any agreement Bank enters into with a Subcustodian for holding Bank's customers' assets shall provide (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Trust and its Portfolios will be adequately protected against the risk of loss of the Assets held in accordance with such agreement; (ii) that such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar laws; (iii) that the beneficial ownership of such assets shall be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the Assets as belonging to Bank on behalf of its customers, or as being held by a third party for the benefit of Bank on behalf of its customers; (v) that the Trust's independent public accountants will be given access to those records or confirmation of contents of those records; and
(vi) that Bank will receive periodic reports with respect to the safekeeping of the Assets, including but not limited to, notification of any transfer of the Assets to or from the account of a Portfolio or a third party account containing Assets held for the benefit of a Portfolio. Where Securities are deposited by a Subcustodian with a securities depository, Bank shall cause the Subcustodian to identify on its books as belonging to Bank, as agent, the Securities shown on the Subcustodian's account on the books of such securities depository. The foregoing shall not apply to the


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extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

5.  DEPOSIT ACCOUNT TRANSACTIONS.

    (a) Bank or its Subcustodians shall make payments from the Deposit Account only upon receipt of Instructions, as such term is defined in Section 11 of this Agreement, which include all information required by Bank.

    (b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, Bank, in its discretion, may advance Customer such excess amount which shall be deemed an overdraft advance bearing interest at the rate customarily charged by Bank on similar advances. Bank shall make information regarding any such overdraft available electronically for monitoring on the next business day by providing Customer with electronic access to such information either via the Internet or by other means reasonably acceptable to Customer.

    (c) If Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, Customer shall promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If Customer does not promptly return any amount upon such notification, Bank shall be entitled, upon oral or written notification to Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for Customer upon Instructions after consultation with Customer.

6.  CUSTODY ACCOUNT TRANSACTIONS.

    (a) Financial Assets shall be transferred, exchanged or delivered by Bank or its Subcustodian on a timely basis upon receipt by Bank of Instructions which include all information required by Bank. Unless Bank receives proper Instructions specifying another mode of settlement and payment, settlement and payment for Financial Assets received for, and delivery of Financial Assets out of, the Custody Account shall be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Financial Assets to a purchaser, dealer or their agents against a receipt with the expectation of collecting payment from the purchaser, dealer or agent to whom the securities were so delivered in the United States and in such other markets where


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available, on the same day. Delivery of Financial Assets out of the Custody
Account may also be made in any manner specifically required by Instructions reasonably acceptable to Bank.

    (b) Bank, in its discretion, may credit or debit the Accounts on a contractual settlement date with cash or Financial Assets with respect to any sale, exchange or purchase of Financial Assets. Otherwise, such transactions shall be credited or debited to the Accounts on the date cash or Financial Assets are actually received by Bank and reconciled to the Account.

        (i) Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by Bank in its discretion, after the contractual settlement date for the related transaction.

        (ii) If any Financial Assets delivered pursuant to this Section 6 are returned by the recipient thereof, Bank may reverse the credits and debits of the particular transaction at any time.

        (iii) Bank shall make information regarding any credits, debits, credit reversals or debit reversals, all as referred to above in this
              Section 6(b), available electronically for monitoring on the same business day by providing Customer with electronic access to such information via the Internet or by other means reasonably acceptable to Customer.

7.  ACTIONS OF BANK.

    Bank shall follow Instructions received regarding Assets held in the Accounts. However, until it receives Instructions to the contrary, Bank shall:

    (a) Collect on a timely basis and/or receive all income, dividends and other payments payable on the Assets to which the Portfolios are entitled either by law or pursuant to custom in the securities business, and (except as hereinafter set forth in the section entitled "Miscellaneous") to credit such payments to the Deposit Account of the appropriate Portfolio as designated by Customer to receive all sums collected in respect of transactions to the Custody Account.

    (b) Present for payment any Financial Assets which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that Bank or Subcustodian is actually aware of such opportunities, subject to the Bank's obligations pursuant to the Domestic and Global Special Terms and Conditions Rider to follow


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coupon payments, redemptions, exchanges or similar matters with respect to
Financial Assets in the Custody Account and advise Customer of rights issued, tender offers or any other discretionary rights with respect to such Financial Assets.

    (c) Execute in the name of Customer such ownership and other certificates as may be required to obtain payments in respect of Financial Assets.

    (d) Exchange interim receipts or temporary Financial Assets for definitive Financial Assets.

    (e) Appoint brokers and agents for any transaction involving the Financial Assets, including, without limitation, Affiliates of Bank or any Subcustodian, in accordance with accepted industry practices in the relevant market.

    (f) Issue statements to Customer, at times mutually agreed upon, identifying the Assets in the Accounts, provided that periodic statements shall be rendered to Customer as Customer may reasonably require, but not less frequently than monthly.

    (g) Upon receipt of Instruction from the Trust or Customer, to pay or cause to be paid bills, statements, or other obligations of the Customer, insofar as funds are available for such payments.

    (h) Use reasonable efforts to maintain records sufficient to enable Customer to determine and verify information concerning the custody of Assets.

    Bank shall at all times maintain proper books and records that shall identify the Assets as belonging to the appropriate Portfolio. Bank's books and records relating to the Custody Account shall be available for inspection upon reasonable notice to Bank during Bank's regular business hours by duly authorized officers, employees or agents of Customer, or by legally authorized regulatory officials who are then in the process of reviewing the Trust's or the Customer's financial affairs upon proof to Bank of such official status.

    Bank agrees to furnish, upon Customer's request or at the request of any regulatory authority of any jurisdiction in which Customer is authorized to do business, a verification certificate in sufficient detail to permit adequate identification of the securities belonging to each Portfolio and held by Bank under the terms of this Agreement. Such certificate must be signed by a responsible Bank official and furnished to the requestor, with a copy to Customer if the requestor is a regulatory authority.

    Bank shall send Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices


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or notifications shall indicate the identity of the entity having custody of the
Assets. Unless Customer sends Bank a written exception or objection to any Bank statement within ninety (90) days of receipt, Customer shall be deemed to have approved such statement, provided, however, that any matter that could not have reasonably been known to Customer or its agents during the 90 day period shall survive past that time limit, and Customer shall have available to it all legal remedies with respect to any matter set forth in or reasonably implied from the statement. In such event, or where Customer has otherwise approved any such statement, Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom.

    All collections of funds or other property paid or distributed in respect of Financial Assets in the Custody Account shall be made at the risk of Customer. Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by Bank or by its Subcustodians of any payment, redemption or other transaction regarding Financial Assets in the Custody Account in respect of which Bank has agreed to take any action hereunder.

    Bank shall perform all of its duties in a timely manner. What constitutes timeliness in connection with a particular action will be determined by the standards of the industry in the relevant market as they apply to the specific type of transaction in question and taking into account relevant facts and circumstances.

8.  CORPORATE ACTIONS; PROXIES; TAX RECLAIMS.

    (a) Corporate Actions. Bank shall subscribe to and monitor information through sources as it deems necessary to follow coupon payments, redemptions, exchanges or similar matters and will advise Customer of rights issued, tender offers or any other discretionary rights with respect to securities. Whenever Bank receives information concerning the Financial Assets which requires discretionary action by the beneficial owner of the Financial Assets (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), Bank shall give Customer notice of such Corporate Actions to the extent that Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

    When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, Bank shall use its reasonable best efforts to obtain Instructions from Customer or its Authorized Person (as defined in Section 10 hereof), but if Instructions are not received in time for Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, Bank is


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authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.

    (b) Proxy Voting. Bank shall provide proxy voting services, if elected by Customer, in accordance with the terms of the proxy voting services rider hereto. Proxy voting services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Affiliates of Bank).

    (c) Tax Reclaims.

    (i) Subject to the provisions hereof, Bank shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Financial Assets for Customer's benefit which Bank believes may be available to Customer.

    (ii) The provision of tax reclaim services by Bank is conditional upon Bank's receiving from Customer or, to the extent the Financial Assets are beneficially owned by others (but not including underlying mutual fund shareholders), from each beneficial owner, A) a declaration of the beneficial owner's identity and place of residence and (B) certain other documentation (pro forma copies of which are available from Bank). Customer acknowledges that, if Bank does not receive such declarations, documentation and information, Bank shall be unable to provide tax reclaim services.

    (iii) Bank shall not be liable to Customer or any third party for any taxes, fines or penalties payable by Bank or Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by Customer or any third party, or as a result of the provision to Bank or any third party of inaccurate or misleading information or the withholding of material information by Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond Bank's control.

    (iv) Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to Customer from time to time and Bank may, by notification in writing, at Bank's absolute discretion, supplement or amend the markets in which tax reclaim services are offered. Other than as expressly provided in this sub-clause, Bank shall have no


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    responsibility with regard to Customer's tax position or status in any jurisdiction.

    (v) Customer confirms that Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to Customer or the securities and/or cash held for Customer.

    (vi) Tax reclaim services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Bank's affiliates); provided that Bank shall be liable for the performance of any such third party to the same extent as Bank would have been if Bank had performed such services.

    (d) Tax Obligations.

    (i) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Deposit Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Custody Account.

    (ii) If Bank does not receive appropriate declarations, documentation and information then additional United Kingdom taxation shall be deducted from all income received in respect of the Financial Assets issued outside the United Kingdom and any applicable United States withholding tax shall be deducted from income received from the Financial Assets. Customer shall provide to Bank such documentation and information as Bank may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. Customer undertakes to notify Bank immediately if any such information requires updating or amendment.

    (iii) Customer shall be responsible for the payment of all taxes relating to the Financial Assets in the Custody Account, and Customer agrees to pay, indemnify and hold Bank harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from any delay in, or failure by, Bank (1) to pay, withhold or report any U.S. federal, state or local taxes or foreign taxes imposed on, or (2) to report interest, dividend or other income paid or credited to the Deposit Account, whether such failure or delay by Bank to pay, withhold or report tax or income is the result of (x) Customer's failure to comply with the terms of Sections


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    8(c) and (d), or (y) Bank's own acts or omissions; provided however,
    Customer shall not be liable to Bank for any penalty or additions to tax due as a result of Bank's failure to pay, withhold or report tax or to report interest, dividend or other income paid or credited to the Deposit Account solely as a result of Bank's negligent acts or omissions.

9.  NOMINEES.

    Financial Assets which are ordinarily held in registered form may be registered in the name of Customer or in a nominee name of Bank, Subcustodian or securities depository, as directed by Customer. Bank may with notice to and consent by Customer cause any such Financial Assets to cease to be registered in the name of any such nominee and to be registered in the name of Customer. In the event that any Financial Assets registered in a nominee name are called for partial redemption by the issuer, Bank may allot the called portion to the respective beneficial holders of such class of security in any manner Bank deems to be fair and equitable. Customer shall hold Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Financial Assets in the Custody Account.

10. AUTHORIZED PERSONS.

    As used herein, the term "Authorized Person" means officers, employees or agents including investment managers as have been (i) authorized by or in accordance with a corporate resolution of Customer delivered to Bank or (ii) described as authorized in a certificate delivered to Bank by Customer's Secretary or an Assistant Secretary or similar officer of Customer to act on behalf of Customer hereunder. Such persons shall continue to be Authorized Persons until such time as Bank receives Instructions from Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

11. INSTRUCTIONS.

    The term "Instructions" means instructions of any Authorized Person(s) received by Bank, via telephone, telex, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to Bank and Customer which Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify. Bank may rely and act upon written instructions when bearing or purporting to bear the facsimile signature of any Authorized Person if such facsimile signature or signatures resemble(s) the facsimile specimen or specimens from time to time furnished to Bank by any Authorized Person, or by Customer's


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Secretary or an Assistant Secretary or similar officer of Customer in writing, addressed to Bank, indicating that the signatures are those belonging to persons authorized to give instructions with respect to the Portfolios. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. The term "Instructions" includes, without limitation, instructions to sell, assign, transfer, deliver, purchase or receive for the Custody Account, any and all stocks, bonds and other Financial Assets or to transfer funds in the Deposit Account.

    Any Instructions delivered to Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but Customer shall hold Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or Bank's failure to produce such confirmation at any subsequent time. Bank shall promptly notify Customer of any discrepancies between oral and written instructions, the lack of a valid signature, and with respect to Instructions Bank chooses not to follow. Bank and Customer may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. Customer shall take reasonable steps to safeguard any testkeys, identification codes or other security devices which Bank shall make available to Customer or its Authorized Persons.

12. STANDARD OF CARE; LIABILITIES.

    (a) Bank shall be responsible for the performance of only such duties as are set forth herein or expressly contained in Instructions which are consistent with the provisions hereof as follows:

        (i) Notwithstanding any other provisions of this Agreement, Bank's responsibilities in holding Assets with a Subcustodian shall be limited to the exercise of good faith and reasonable care as a professional custodian for the Assets with respect to its obligations hereunder. Bank shall be liable to Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets where such loss results directly: (A) from the failure by the Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in its local market or (B) from the willful default, willful misconduct or negligence of such Subcustodian in the provision of custodial services by it or any officers, employees or agents retained by such Subcustodian to provide any part of such services; or (C) from the burglary, robbery, hold-up, theft or mysterious disappearance of


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        Assets, including loss by damage or destruction. In the event of any loss to Customer which is compensable hereunder (i.e. a loss arising by reason of willful misconduct or the failure of Bank or its Subcustodian to use good faith and reasonable care), Bank shall be liable to Customer only to the extent of Customer's actual damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances. Bank shall have no liability whatsoever for any consequential, special, indirect or speculative loss or damages (including, but not limited to, lost profits) suffered by Customer in connection with the transactions and services contemplated hereby and the relationship established hereby even if Bank has been advised as to the possibility of the same and regardless of the form of the action.

        (ii) As long as Bank shall have been in compliance with its obligations under Rule 17f-5 under the 1940 Act to determine that each Subcustodian listed on Schedule A has the requisite financial strength for the Assets, Bank shall not be responsible for the insolvency of any Subcustodian which is not a branch or Affiliate of Bank, except, however, that Bank will be responsible for the insolvency of any Subcustodian which it appoints if such appointment was made negligently or in bad faith. Bank shall not be responsible for any act, omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

        (iii) (A) Customer shall indemnify and hold Bank and its directors, officers, agents and employees (collectively the "Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees ("Losses") that may be incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which Bank is authorized to rely pursuant to the terms of this Agreement. (B) In addition to and not in limitation of the preceding subparagraph, Customer shall also indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be incurred by, or asserted against, the Indemnitees or any of them in connection with or arising out of Bank's performance under this Agreement, provided the Indemnitees have not acted with negligence or engaged in willful misconduct. (C) In performing its obligations hereunder, Bank may rely on the


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        genuineness of any document which it reasonably believes in good faith to have been validly executed.

        (iv) Customer shall pay for and hold Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses, with respect to income from or Assets in the Accounts.

        (v) In connection with the operation of this Agreement, Bank shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

        (vi) Bank need not maintain any insurance for the benefit of Customer. Bank represents, however, that it maintains Bankers' Blanket Bond insurance which includes: (A) fidelity insurance and non negligent loss coverage for Bank's employees and loss of property through any dishonest act of Bank's employees, and loss through robbery, burglary, theft or mysterious disappearance while on Bank's premises or while in transit in the custody of Bank's employees, and (B) fidelity and non negligent loss coverage for Assets which may be held by Custodians. Customer understands that Bank maintains such insurance in respect of its activities as a securities custodian. Bank shall provide to Customer a description of the Fidelity and other insurance coverage it maintains for its benefit in respect of the assets it holds in custody for others, upon request by Customer. The Bank agrees that if at any time it for any reason discontinues such coverage, it shall immediately give sixty (60) days' prior written notice to the Customer.

        (vii) Without limiting the foregoing, Bank shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited to, losses resulting from malfunction, interruption of or error in the transmission of information caused by any machines or system or interruption of communication facilities beyond the control of Bank, abnormal operating conditions, nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets. Nothing in this paragraph shall limit the Bank from maintaining commercially reasonable back-up systems.


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        (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war (whether declared or undeclared) or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

        (ix) In the event Bank is unable to substantially perform for any of the reasons described in paragraphs (viii) and (ix), Bank shall so notify Customer as soon as reasonably practicable.

    (b) Consistent with and without limiting the first paragraph of this Section 12, it is specifically acknowledged that Bank shall have no duty or responsibility to:

        (i) supervise or make recommendations with respect to investments or the retention of Financial Assets;

        (ii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security in the Custody Account other than as provided in Section 5(c) hereof;

        (iii) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party (other than a Subcustodian) to which Financial Assets are delivered or payments are made pursuant hereto; and

        (iv) review or reconcile trade confirmations received from brokers. Customer or its Authorized Persons issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by Bank.

    (c) Customer authorizes Bank to act hereunder notwithstanding that Bank or any of its divisions or Affiliates may have a material interest in a transaction, or circumstances are such that Bank may have a potential conflict of duty or interest including the fact that Bank or any of its Affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Financial Assets, act as a lender to the issuer of Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of Financial Assets, or earn profits from any of the activities listed herein.

13. FEES AND EXPENSES.

    Customer shall pay Bank for its services hereunder the fees set forth in Schedule B hereto or such other amounts as may be agreed upon in writing, together with Bank's reasonable out-of-pocket or incidental expenses. To the extent consistent with applicable law, Bank shall have a lien on and is authorized to charge any Accounts of Customer for any amount owing to Bank under any provision hereof. As provided in Customer's governing instrument, the debts, liabilities, obligations and expenses incurred in connection with Bank's services with respect to a particular Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of the Trust generally, any other Portfolio or any trustee or shareholder of the Portfolio.

14. MISCELLANEOUS.

    (a) Foreign Exchange Transactions. To facilitate the administration of Customer's trading and investment activity, when instructed by specific or standing Instruction, Bank is authorized to enter into spot or forward foreign exchange contracts with Customer or an Authorized Person for Customer and may also provide foreign exchange through its subsidiaries, Affiliates or Subcustodians. Instructions, may be issued with respect to such contracts but Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its subsidiaries, Affiliates or Subcustodians enter into a separate master foreign exchange contract with Customer that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract, and to the extent not inconsistent, this Agreement, shall apply to such transactions.

    (b) Certification of Residency, etc. Customer certifies that it is a resident of the United States and shall notify Bank of any changes in residency. Bank may rely upon this certification or the certification of such other facts as may be required to administer Bank's obligations hereunder. Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

    (c) Access to Records. Bank shall allow Customer's independent public accountant reasonable access to the records of Bank relating to Financial Assets as is required in connection with their examination of books and records pertaining to Customer's affairs. Subject only to restrictions under applicable law, Bank shall also obtain an undertaking to permit Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Financial Assets as may be required in connection with the examination of Customer's books and records. Upon Customer's reasonable request, Bank shall furnish Customer such reports (or portions thereof) of its systems on internal accounting controls applicable to its duties hereunder. Bank shall endeavor to obtain and furnish Customer with such similar reports as it may reasonably request with respect to each Subcustodian holding Assets.

    (d) Governing Law; Successors and Assigns; Immunity; Captions. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK and shall not be assignable by either party, but shall bind the successors in interest of Customer and Bank. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer irrevocably shall not claim, and it hereby waives, such immunity. The captions given to the sections and subsections of this Agreement are for convenience of reference only and are not to be used to interpret this Agreement.

    (e) Entire Agreement; Applicable Riders. Customer represents that the Assets deposited in the Accounts are (Check one):

    ____ Investment Company assets subject to certain U.S. Securities and Exchange Commission rules and regulations;

    ____ Other (specify)

    This Agreement consists exclusively of this document together with Schedules A and B, Exhibits I - ______ and the following Rider(s) [Check applicable rider(s)]:

    ____ INVESTMENT COMPANY

    ____ PROXY VOTING

    ____ SPECIAL TERMS AND CONDITIONS

    There are no other provisions hereof and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment hereto must be in writing, executed by both parties.

    (f) Severability. In the event that one or more provisions hereof are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.

    (g) Waiver. Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision hereof, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

    (h) Representations and Warranties. (i) Customer hereby represents and warrants to Bank that: (A) it has full authority and power to deposit and control the Financial Assets and cash deposited in the Accounts; (B) it has all necessary authority to use Bank as its custodian; (C) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; (D) it has taken all necessary action to authorize the execution and delivery hereof. (E) it shall have full authority and power to borrow moneys and enter into foreign exchange transactions; and (F) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank. (ii) Bank hereby represents and warrants to Customer that: (A) it has the full power and authority to perform its obligations hereunder, (B) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and (C) it has taken all necessary action to authorize the execution and delivery hereof.

    (i) Notices. All notices hereunder shall be effective when actually received. Any notices or other communications which may be required hereunder are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing: (a) Bank: The Chase Manhattan Bank, 4 Chase MetroTech Center, Brooklyn, N.Y. 11245, Attention:
Global Investor Services, Investment Management Group; and (b) Customer:
___________________________________________________________________________.

    (j) Termination. This Agreement may be terminated by Customer or Bank by giving thirty (30) days' written notice to the other, provided that such notice to Bank shall specify the names of the persons to whom Bank shall deliver the Assets in the Accounts. If notice of termination is given by Bank, Customer shall, within thirty (30) days following receipt of the notice, deliver to Bank Instructions specifying the names of the persons to whom Bank shall deliver the Assets. In either case Bank shall deliver the Assets to the persons so specified, after deducting any amounts which Bank determines in good faith to be owed to it under Section 13. If within thirty (30) days following receipt of a notice of termination by Bank, Bank does not receive Instructions from Customer specifying the names of the persons to whom Bank shall deliver the Assets, Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions hereof, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to Bank.

    (k) Money Laundering. Customer warrants and undertakes to Bank for itself and its agents that all Customer's customers are properly identified in accordance with all applicable U.S. Money Laundering regulations as in effect from time to time.

    (l) Imputation of certain information. Bank shall not be held responsible for and shall not be required to have regard to information held by any person by imputation or information of which Bank is not aware by virtue of a "Chinese Wall" arrangement. If Bank becomes aware of confidential information which in good faith it feels inhibits it from effecting a transaction hereunder Bank may refrain from effecting it.

    (m) Confidentiality. Bank agrees to treat as confidential all record and other information relating to Customer, its prior, present or future shareholders (to the extent Bank has such information) and its Portfolios. Bank agrees not to disclose such information except when legally required to disclose such information by duly constituted government authorities, or when so requested in writing by Customer. If required to disclose confidential information, Bank will notify Customer in writing.

15. DEFINITIONS.

    As used herein, the following terms shall have the meaning hereinafter stated:

a) "Certificated Security" shall mean a security that is represented by a certificate.

b) "Custody Account" shall mean each Securities custody account on Bank's records to which Financial Assets are or may be credited pursuant hereto.

c) "Entitlement Holder" shall mean the person on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

d) "Financial Asset" shall mean, as the context requires, either the asset itself or the means by which a person's claim to it is evidenced, including a Certificated Security or Uncertificated Security, a security certificate, or a Securities Entitlement. Financial Assets shall not include cash.

e) "Securities" shall mean stocks, bonds, rights, warrants and other negotiable and non-negotiable paper whether issued as Certificated Securities or Uncertificated Securities and commonly traded or dealt in on securities exchanges or financial markets, and other obligations of an issuer, or shares, participations and interests in an issuer recognized in an area in which it is issued or dealt in as a medium for investment and any other property as shall be acceptable to Bank for the Custody Account.

f) "Securities Entitlement" shall mean the rights and property interest of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of the Uniform Commercial Code.

g) "Securities Intermediary" shall mean Bank, a Subcustodian, a securities depository, and any other financial institution which in the ordinary course of business maintains custody accounts for others and acts in that capacity.

h) "Uncertificated Security" shall mean a security that is not represented by a certificate.

i) "Uniform Commercial Code" shall mean Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-abovewritten.

                                                     AXA PREMIER FUNDS TRUST


                                                     By:________________________
                                                        Title:
                                                        Date:


                                                     THE CHASE MANHATTAN BANK


                                                     By:________________________
                                                        Title:
                                                        Date:

STATE OF                   )
                           : ss.
COUNTY OF                  )


    On this                   day of            , 200_ , before me personally
came                              , to me known, who being by me duly sworn, did
depose and say that he/she resides in at                                       ,
that he/she is of                         , the entity described in and which
executed the foregoing instrument; that he/she knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that he/she signed his/her name thereto by like order.



Sworn to before me this

day of _____________, 200_.

          Notary

STATE OF NEW YORK          )

                           : ss.

COUNTY OF NEW YORK         )


    On this                 day of                    , 200_ , before me
personally came                             , to me known, who being by me duly
sworn, did depose and say that he/she resides in at                            ;
that he/she is a Vice President of THE CHASE MANHATTAN BANK, the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.



Sworn to before me this

day of ______________, 200_.

           Notary

              INVESTMENT COMPANY RIDER TO GLOBAL CUSTODY AGREEMENT

                      BETWEEN THE CHASE MANHATTAN BANK AND

                             AXA PREMIER FUNDS TRUST

                          EFFECTIVE _____________, 2001

The following modifications are made to the Agreement:

    I. Add the following after the first sentence of Section 3 of the Agreement:

    At the request of Customer, Bank may, but need not, add to Schedule A an Eligible Foreign Custodian (as hereinafter defined) where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity.

    II. Add the following language to the end of Section 3 of the Agreement:

    The term Subcustodian as used herein shall mean the following:

    (a) a "U.S. Bank," which shall mean a U.S. bank as defined in rule 17f-5(a)(7) under the 1940 Act; and

    (b) an "Eligible Foreign Custodian," which, as defined in rule 17f-5(a)(1) and (5), shall mean (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, and
    (ii) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

    The term "securities depository" as used herein shall mean the following, when referring to a securities depository located:

    (a) outside the U.S., an "Eligible Securities Depository" which, in turn, shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) and applicable provisions of rule 17f-5 as the same may be amended from time to time, or that has otherwise been made exempt by an SEC exemptive order, rule other appropriate SEC action, except that prior to the compliance date with rule 17f-7 for a particular securities depository the term "securities depository" shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to rule 17f-5; and

    (b) in the U.S., shall mean a "securities depository" as defined in rule 17f-4(a) under the 1940 Act.

    For purposes of provisions of the Agreement imposing liability on Bank, the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager. For purposes of clarity, the term Subcustodian shall not include any securities depository."

    III. Add the following language to the end of the first sentence of Section 4(d) of the Agreement: "or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar laws."

    IV. Add a new Section 16 to the Agreement as follows:

    16. Compliance with Securities and Exchange Commission rule 17f-5 ("rule 17f-5").

    (a) Customer's board of directors (or equivalent body) (hereinafter "Board") hereby delegates to Bank, and Bank hereby accepts the delegation to it of, the obligation to perform as Customer's "Foreign Custody Manager" (as that term is defined in rule 17f-5(a)(3)), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), as the same may be amended from time to time, or that have otherwise been exempted by SEC exemptive order, rule other appropriate SEC action) to hold Customer's Foreign Assets (as that term is defined in rule 17f-5(a)(2)), (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)), and (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

    (b) In connection with the foregoing, Bank shall:

    (i) provide written reports notifying Customer's Board, or its designated agent, of the placement of Foreign Assets with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer's Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer's foreign custody arrangements but until further notice from Customer requesting a different schedule, such reports shall be provided not less than quarterly in summary form, with a more detailed report annually.

    (ii) exercise such reasonable care, prudence and diligence in performing as Customer's Foreign Custody Manager as a professional custodian having responsibility for the safekeeping of Foreign Assets would exercise;

    (iii) in selecting an Eligible Foreign Custodian, first have determined that Foreign Assets placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Assets, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

    (iv) determine that the written contract with the Eligible Foreign Custodian requires that the Eligible Foreign Custodian will provide reasonable care for Foreign Assets based on the standards applicable to custodians in the relevant market as provided in rule 17f-5(c)(2) and will include, at a minimum, the contractual provisions set forth in rule 17f-5(c)(2)(i) or
    (ii); and

    (v) have established a system to monitor the continued appropriateness of maintaining Foreign Assets with particular Eligible Foreign Custodians, in accordance with rule 17f-5(c)(2)(i), and performance of the governing contractual arrangements, in accordance with rule 17f-5(c)(2); it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford Foreign Assets reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected Foreign Assets.

Subject to (b)(i)-(v) above, Bank, in its capacity as Foreign Custody Manager, is hereby authorized to place and maintain Foreign Assets on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

    (c) Bank represents to Customer that it is a U.S. Bank as defined in rule 17f-5(a)(7). Customer represents to Bank that: (1) the Assets being placed and maintained in Bank's custody are subject to the Investment Company Act of 1940, as amended (the "1940 Act") as the same may be amended from time to time; (2) its Board (or other governing body) has determined that it is reasonable to rely on Bank to perform as Customer's Foreign Custody Manager; and (3) its Board (or other governing body) or its investment adviser shall have determined that Customer may maintain Foreign Assets in each country in which Customer's Foreign Assets shall be held hereunder and determined to accept the risks arising therefrom (including, but not limited to, a country's financial infrastructure, prevailing custody and settlement practices, laws applicable to the safekeeping and recovery of Foreign Assets held in custody, and the likelihood of nationalization, currency controls and the like) (collectively ("Country Risk"); provided that, Country Risk shall not include the failure of an Eligible Foreign Custodian to exercise reasonable care ). Nothing contained herein shall require Bank to make any selection on behalf of Customer that would entail consideration of Country Risk and, except as may be provided in (e) below, to engage in any monitoring of Country Risk.

    (d) Bank shall provide to Customer such information relating to Country Risk as is specified in Appendix 1-A hereto. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.

    V. Add a new Section 17 to the Agreement as follows:

    17. Compliance with Securities and Exchange Commission rule 17f-7 ("rule 17f-7").

    (a) Bank shall, for consideration by Customer, provide an analysis in accordance with rule 17f-7(a)(1)(i)(A) of the Country Risks associated with maintaining Customer's Foreign Assets with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of Customer's Foreign Assets at such Depository) and at which any Foreign Assets of Customer are held or are expected to be held. Bank will also inform Customer whether holding assets in a particular Eligible Securities Depository is voluntary or compulsory. The foregoing analysis will be provided to Customer at Bank's Website. In connection with the foregoing, Customer shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its Foreign Assets held. Bank shall monitor the custody risks associated with maintaining Customer's Foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

    (b) Bank shall exercise such reasonable care, prudence and diligence in performing the requirements set forth in Section 17(a) above as a professional custodian having responsibility for the safekeeping of Foreign Assets would exercise.

    (c) Based on the information available to it in the exercise of reasonable care, prudence and diligence, Bank shall determine the eligibility under rule 17f-7 of each depository before including it on Appendix 1-B hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in

Appendix 1-B hereto, and as the same may be amended on notice to Customer from time to time.)

                                  Appendix 1-A

                       Information Regarding Country Risk


    1. To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Foreign Assets into a country the following information:

    A.    Opinions of local counsel concerning:

    i. Whether applicable foreign law would restrict the access afforded Customer's independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country.

    ii. Whether applicable foreign law would restrict the Customer's ability to recover its assets in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

    iii. Whether applicable foreign law would restrict the Customer's ability to recover assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

    B.    Written information concerning:

    i. The likelihood of expropriation, nationalization, freezes, or confiscation of Customer's assets.

    ii. Whether difficulties in converting Customer's cash and cash equivalents to U.S. dollars are reasonably foreseeable.

    C.    A market report with respect to the following topics:

       (i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, (vi) market settlement risk, (vii) Eligible Securities Depositories (including Depository evaluation), if any.

    2. Bank shall furnish the following additional information:

            Market flashes, including with respect to changes in the information in market reports.

                                  Appendix 1-B

                        ELIGIBLE SECURITIES DEPOSITORIES

                           GLOBAL PROXY SERVICE RIDER

                           To Global Custody Agreement

                                     Between

                            THE CHASE MANHATTAN BANK

                                       AND

                             AXA PREMIER FUNDS TRUST

                          effective ____________, 2001.

1. Global Proxy Services ("Proxy Services") shall be provided for the countries listed in the procedures and guidelines ("Procedures") furnished to Customer, as the same may be amended by Bank from time to time on prior notice to Customer. The Procedures are incorporated by reference herein and form a part of this Rider.

2. Proxy Services shall consist of those elements as set forth in the Procedures, and shall include (a) notifications ("Notifications") by Bank to Customer of the dates of pending shareholder meetings, resolutions to be voted upon and the return dates as may be received by Bank or provided to Bank by its Subcustodians or third parties, and (b) voting by Bank of proxies based on Customer Instructions. Original proxy materials or copies thereof shall not be provided. Notifications shall generally be in English and, where necessary, shall be summarized and translated from such non-English materials as have been made available to Bank or its Subcustodian. In this respect Bank's only obligation is to provide information from sources it believes to be reliable and/or to provide materials summarized and/or translated in good faith. Bank reserves the right to provide Notifications, or parts thereof, in the language received. Upon reasonable advance request by Customer, backup information relative to Notifications, such as annual reports, explanatory material concerning resolutions, management recommendations or other material relevant to the exercise of proxy voting rights shall be provided as available, but without translation.

3. While Bank shall attempt to provide accurate and complete Notifications, whether or not translated, Bank shall not be liable for any losses or other consequences that may result from reliance by Customer upon Notifications where Bank prepared the same in good faith.

4 Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements or otherwise under the Agreement, in performing Proxy Services Bank shall be acting solely as the agent of Customer, and shall not exercise any discretion with regard to such Proxy Services.

5. Proxy voting may be precluded or restricted in a variety of circumstances, including, without limitation, where the relevant Financial Assets are: (i) on loan; (ii) at registrar for registration or reregistration; (iii) the subject of a conversion or other corporate action; (iv) not held in a name subject to the control of Bank or its Subcustodian or are otherwise held in a manner which precludes voting; (v) not capable of being voted on account of local market regulations or practices or restrictions by the issuer; or
     (vi) held in a margin or collateral account.

6 Customer acknowledges that in certain countries Bank may be unable to vote individual proxies but shall only be able to vote proxies on a net basis (e.g., a net yes or no vote given the voting instructions received from all customers).

7. Customer shall not make any use of the information provided hereunder, except in connection with the funds or plans covered hereby, and shall in no event sell, license, give or otherwise make the information provided hereunder available, to any third party, and shall not directly or indirectly compete with Bank or diminish the market for Proxy Services by provision of such information, in whole or in part, for compensation or otherwise, to any third party.

8. The names of Authorized Persons for Proxy Services shall be furnished to Bank in accordance with ss.10 of the Agreement. Proxy Services fees shall be as set forth in ss.13 of the Agreement or as separately agreed.

                       SPECIAL TERMS AND CONDITIONS RIDER

                                                   GLOBAL CUSTODY AGREEMENT

                                                   With AXA PREMIER FUNDS TRUST

                                                   DATE:                 , 2001
                                                   ----------------------------

                                 DOMESTIC ONLY

                       SPECIAL TERMS AND CONDITIONS RIDER


Domestic Corporate Actions and Proxies

With respect to domestic U.S. and Canadian Financial Assets (the latter if held in DTC), the following provisions shall apply rather than the provisions of
Section 8 of the Agreement and the Global Proxy Service rider:

     Bank shall send to Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Financial Assets in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Financial Assets in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Financial Assets, in each case, of which Bank has received notice from the issuer of the Financial Assets, or as to which notice is published in publications routinely utilized by Bank for this purpose.

Fees


The fees referenced in Section 13 hereof cover only domestic and euro-dollar holdings. There shall be no Schedule A hereto, as there are no foreign assets in the Accounts.

                               DOMESTIC AND GLOBAL

                       SPECIAL TERMS AND CONDITIONS RIDER


Domestic Corporate Actions and Proxies

With respect to domestic U.S. and Canadian Financial Assets (the latter if held in DTC), the following provisions shall apply rather than the pertinent provisions of Section 8 of the Agreement and the Global Proxy Service rider:

        Bank shall send to Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Financial Assets in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Financial Assets in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Financial Assets, in each case, of which Bank has received notice from the issuer of the Financial Assets, or as to which notice is published in publications routinely utilized by Bank for this purpose.

                                   SCHEDULE A

                              Foreign Subcustodians
                              ---------------------

                                   SCHEDULE B

                                      Fees
                                      ----

                                   SCHEDULE C

                             Portfolios of the Trust
                             -----------------------

                        AXA Premier Large Cap Growth Fund

                     AXA Premier Large Cap Core Equity Fund

                        AXA Premier Large Cap Value Fund

                      AXA Premier Small/Mid Cap Growth Fund

                      AXA Premier Small/Mid Cap Value Fund

                      AXA Premier International Equity Fund

                           AXA Premier Technology Fund

                          AXA Premier Health Care Fund

                           AXA Premier Core Bond Fund

                          AXA Premier Money Market Fund